Filed with the Securities and Exchange Commission on May 6, 2019

 Registration No. 333-231114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auris Medical Holding Ltd.

 (Exact Name of Registrant as Specified in Its Charter)

Not Applicable

 (Translation of Registrant’s name into English)

Bermuda	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Tel: (441) 295-5950
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Agent for Service of Process Info
Cogency Global, Inc.
10 East 40th Street, 10th Floor
New York, NY 10016
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 262-6700	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price per Unit(1)	Amount Of Registration Fee
Units consisting of: • Common shares, par value CHF 0.40 per share(2)(4) • Warrants to purchase common shares, par value CHF 0.40 per share(3)	$8,050,000	$975.67
Units consisting of: • Pre-Funded warrants to purchase common shares, par value CHF 0.40 per share(4)(5) • Warrants to purchase common shares, par value CHF 0.40 per share(3)	7,000,000	848.41
Common shares, par value CHF 0.40 per share, issuable upon exercise of the pre-funded warrants(2)(3)	-	-
Common shares, par value CHF 0.40 per share, issuable upon exercise of the warrants(2)(6)	$8,277,499	$1,003.24
Total	$23,327,499	$2,827.32	(7)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes common shares, warrants and pre-funded warrants to be sold upon exercise of the underwriters’ option to purchase additional common shares, warrants and pre-funded warrants. See “Underwriting.”

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(4)	The proposed maximum offering price of the common shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units consisting of common shares and warrants and the units consisting of pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants) and warrants if any, is $8,050,000.

(5)	The Registrant may issue pre-funded warrants to purchase common shares in the offering. The purchase price of each unit consisting of a pre-funded warrant and a warrant will equal the price per unit at which units of common shares and warrants are being sold to the public in this offering, minus CHF 0.01, and the exercise price of each pre-funded warrant will equal CHF 0.01 per share, payable in Swiss Francs.

(6)

The warrants are exercisable at a per share exercise price equal to 110% of the public offering price (payable in Swiss Francs) of one unit consisting of a common share and a warrant. The proposed maximum aggregate public offering price of the common shares issuable upon exercise of the warrants was calculated to be the sum of (i) $4,427,500, which is equal to 110% of  $4,025,000 (which is 50% of  $8,050,000 since the warrants included in each unit consisting of a common share and a warrant is a warrant to purchase 50% of one common share) and (ii) $3,850,000, which is equal to 110% of  $3,500,000 (which is 50% of  $7,000,000 since the warrants included in each unit consisting of a pre-funded warrant and a warrant is a warrant to purchase 50% of one common share).

(7)	A filing fee of $848.40 was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 6, 2019

1,452,282 Common Shares
Pre-Funded Warrants to Purchase Common Shares
Warrants to Purchase 726,141 Common Shares
(Common Shares underlying the Pre-Funded Warrants)
(726,141 Common Shares underlying the Warrants)

Auris Medical Holding Ltd.

We are offering 1,452,282 of our common shares and warrants to purchase up to 726,141 common shares, each warrant entitling the holder to purchase 0.5 of a common share (each a “warrant”) at an exercise price per whole common share equal to 110% of the public offering price of a common share unit (as defined below), payable in Swiss Francs. The warrants will become exercisable upon issuance, and will expire five years after issuance. We are also offering the common shares that are issuable upon the exercise of the warrants offered hereby.

We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or 9.99% at the initial election of the purchaser) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or 9.99% at the election of the purchaser) of our outstanding common shares. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the purchaser) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. Each pre-funded warrant will become exercisable upon issuance and will expire when exercised in full. This offering also relates to the common shares issuable upon exercise of any pre-funded warrants offered hereby.

The common shares and the accompanying warrants will be sold in units (each, a “common share unit”) and the pre-funded warrants and the accompanying warrants will be sold in units (each, a “pre-funded warrant unit” and, together with the common share units, the “units”), with each common share unit consisting of one common share and one warrant to purchase 0.5 of a common share and each pre-funded warrant unit consisting of one pre-funded warrant and one warrant to purchase 0.5 of a common share. Each common share unit will be sold at a price of $     per unit.

The purchase price of each pre-funded warrant unit will equal the price per unit at which common share units are being sold to the public in this offering, minus CHF 0.01, and the exercise price of each pre-funded warrant will equal CHF 0.01 per share, payable in Swiss Francs. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant unit we sell, the number of common share units we are offering will be decreased on a one-for-one basis. As a result, because each common share unit and each pre-funded warrant unit includes a warrant, the number of warrants sold in this offering will not change due to a change in the mix of the common share units and pre-funded warrant units sold in this offering. The units will be mandatorily separable immediately upon issuance.

Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS”. On May 3, 2019, the last reported sale price of our common shares on the Nasdaq Capital Market was $4.82 per common share. The public offering price per unit will be determined between us, the underwriters and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares.

The warrants and pre-funded warrants are not and will not be listed for trading on the Nasdaq Capital Market, or any other securities exchange or nationally recognized trading system. There is no market through which the warrants or pre-funded warrants may be sold, and purchasers may not be able to resell the warrants or pre-funded warrants purchased under this prospectus. This may affect the pricing of the warrants or prefunded warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the warrants or pre-funded warrants.

We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an “Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Share Unit(1)	Per Pre-Funded Warrant Unit(1)	Total
Public offering price	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)	The public offering price and underwriting discounts and commissions correspond to a public offering price per common share of $ , a public offering price per warrant of $0.01 and a public offering price per pre-funded warrant of $ .

(2)	See “Underwriting” for a description of compensation payable to the underwriters.

(3)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants or the warrants being issued in this offering.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 217,842 common shares and/or additional warrants to purchase up to 108,921 common shares, in any combinations thereof, from us at the public offering price per security less the underwriting discounts and commissions, to cover over-allotments.

Delivery of the common share units and the pre-funded warrant units, if any, is expected to be made on or about            , 2019.

A.G.P.

Prospectus dated            , 2019

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Auris Medical Holding Ltd.” or “Auris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Auris Medical Holding AG (formerly Auris Medical AG), or Auris Medical (Switzerland), together with its subsidiaries, prior to our corporate reorganization by way of the Merger (as defined below) on March 13, 2018 (i.e. to the transferring entity), (ii) to Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity) and prior to the Redomestication (as defined below) and (iii) to Auris Medical Holding Ltd., a Bermuda company, or Auris Medical (Bermuda), the successor issuer to Auris Medical (Switzerland) under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time at which Auris Medical (Switzerland) continued its corporate existence from Switzerland to Bermuda (the “Redomestication”), which occurred on March 18, 2019. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

On March 13, 2018, Auris NewCo Holding AG merged (the “Merger”) with Auris Medical Holding AG (“Auris OldCo”), a corporation (Aktiengesellschaft) organized in accordance with Swiss law and domiciled in Switzerland. The Merger took place following Auris OldCo shareholder approval at an extraordinary general meeting of shareholders held on March 12, 2018. Auris NewCo Holding AG changed its name to Auris Medical Holding AG following consummation of the Merger.

i

On May 1, 2019, we effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of our issued and outstanding common shares. All per share amounts and numbers of common shares in this prospectus reflect the 2019 Reverse Share Split.

Unless indicated or the context otherwise requires, (i) all references in this prospectus to our common shares as of any date prior to March 13, 2018 refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 8.00 per share) prior to the 10:1 “reverse share split” effected through the Merger, (ii) all references to our common shares as of, and after, March 13, 2018 and prior to the Redomestication refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.40 per share) after the 10:1 “reverse share split” effected through the Merger and (iii) all references to our common shares as of, and after, the Redomestication on March 18, 2019 refer to the common shares of Auris Medical (Bermuda) (having a par value of CHF 0.40 per share).

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters have not authorized any other person to provide you with different or additional information. Neither we nor the underwriters are making an offer to sell the common shares, warrants and pre-funded warrants in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common shares, warrants and pre-funded warrants. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

ii

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus or incorporated by reference herein, before deciding to invest in our securities.

Our Business

We are a clinical-stage biopharmaceutical company focused on the development of novel products that address important unmet medical needs in neurotology and central nervous system disorders. We are focusing on the development of intranasal betahistine for the treatment of vertigo (AM-125) and for the prevention of antipsychotic-induced weight gain and somnolence (AM-201). These programs have gone through two Phase 1 trials and will move into proof-of-concept studies in 2019. In addition, we have two Phase 3 programs under development: (i) Keyzilen® (AM-101), which is being developed for the treatment of acute inner ear tinnitus and (ii) Sonsuvi® (AM-111), which is being developed for the treatment of acute inner ear hearing loss. Sonsuvi® has been granted orphan drug status by the FDA and the EMA and has been granted fast track designation by the FDA.

Recent Developments

Redomestication

On March 18, 2019, we changed our jurisdiction of incorporation from Switzerland to Bermuda. We discontinued as a Swiss company and, pursuant to Article 163 of the Swiss Federal Act on Private International Law and pursuant to Section 132C of the Companies Act 1981 of Bermuda (the “Companies Act”), continued our existence under the Companies Act as an exempted company incorporated in Bermuda. We changed our name from “Auris Medical Holding AG” to “Auris Medical Holding Ltd.” in connection with the Redomestication. Our common shares continued to trade on the Nasdaq Capital Market after the Redomestication under the symbol “EARS.”

Corporate Information

We are an exempted company limited by shares incorporated in Bermuda. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through the Merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” On March 18, 2019, we continued our corporate existence from Switzerland to Bermuda. Our registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM 11.

On April 30, 2019, we announced a reverse share split (the “2019 Reverse Share Split”) of our common shares at a ratio of one-for-twenty. The 2019 Reverse Share Split took effect at 12:01 a.m. (Eastern Time) on May 1, 2019, and our common shares began to trade on a post-split basis at the market open on May 1, 2019. When the reverse stock split became effective, every 20 of our pre-split issued and outstanding common shares, par value 0.02 per share, were combined into one common share, par value CHF 0.40 per share. Effecting the 2019 Reverse Share Split reduced the number of our issued and outstanding common shares from 38,095,859 common shares to 1,904,792 common shares. It also simultaneously adjusted outstanding options issued under our equity incentive plan and outstanding warrants to purchase common shares. All per share amounts and numbers of common shares in this prospectus reflect the 2019 Reverse Share Split.

We maintain a website at www.aurismedical.com where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or the SEC or the Commission, from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years from our initial public offering in 2014 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three- year period. We may choose to take advantage of some but not all of these reduced burdens.

We currently report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer, or FPI, status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

 EXCHANGE CONTROL

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained under the Exchange Control Act 1972 from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the Nasdaq Capital Market. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares, warrants and pre-funded warrants. You should carefully read this entire prospectus before investing in our common shares, warrants and pre-funded including “Risk Factors,” our consolidated financial statements and the documents incorporated herein.

Issuer	Auris Medical Holding Ltd.

Common shares offered by us	We are offering 1,452,282 common shares, assuming no sale of pre-funded warrants.

Warrants offered by us

Common share warrants, each warrant entitling the holder to purchase 0.5 of a common share at an exercise price per whole common share equal to 110% of the public offering price of a common share unit, payable in Swiss Francs, for an aggregate of 726,141 common shares. The warrants will be exercisable upon issuance and will expire five years after issuance. See “Description of Warrants.” This prospectus also relates to the offering of the common shares issuable upon the exercise of the warrants offered hereby.

The warrants are not and will not be listed for trading on the Nasdaq Capital Market, or any other securities exchange or nationally recognized trading system.

Pre-Funded Warrants offered by us	We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or 9.99% at the initial election of the purchaser) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or 9.99% at the election of the purchaser) of our outstanding common shares. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the purchaser) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The exercise price of each pre-funded warrant will be CHF 0.01 per share, payable in Swiss Francs. Each pre-funded warrant will become exercisable upon issuance and will expire when exercised in full. See “Description of Pre-Funded Warrants.” This prospectus also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants offered hereby.

Common Share Units	The common shares and accompanying warrants will be sold in units, with each unit consisting of one common share and one warrant to purchase 0.5 of a common share. Each common share unit will be sold at a price of $ per unit. The common share units will be mandatorily separable immediately upon issuance.

Pre-Funded Warrant Units

The pre-funded warrants and accompanying warrant will be sold in units, with each unit consisting of one pre-funded warrant and one warrant to purchase 0.5 of a common share. The purchase price of each pre-funded warrant unit will equal the price at which each common share unit is being sold to the public in this offering, minus CHF 0.01. The pre-funded warrant units will be mandatorily separable immediately upon issuance.

For each pre-funded warrant unit we sell the number of common share units we are offering will be decreased on a one-for-one basis.

Voting rights	Our common shares have one vote per common share.

Over-allotment option	We have granted the underwriters the right to purchase up to an additional 217,842 common shares and/or additional warrants to purchase 108,921 common shares, in any combinations thereof, from us at the public offering price per security less the underwriting discounts and commissions, within 45 days of the date of this prospectus to cover over-allotments, if any, in connection with this offering.

Common shares to be outstanding immediately after the offering	3,357,074 common shares (at an assumed public offering price of $4.82 per common share unit (which was the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019) and assuming no sale of the pre-funded warrants and that none of the warrants are exercised). If the underwriters’ over-allotment option is exercised in full, the total number of common shares outstanding immediately after this offering would be 3,574,916 (at an assumed public offering price of $4.82 per common share unit (which was the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019) and assuming no sale of the pre-funded warrants and that none of the warrants are exercised).

Nasdaq Capital Market symbol and trading	Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS.” There is no established trading market for the pre-funded warrants or warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants or warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants and warrants will be limited.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $6.3 million, based on an assumed public offering price of $4.82 per common share unit, which is the last reported sale price on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the warrants. The public offering price per unit will be determined between us, the underwriters and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares. We intend to use the net proceeds from the issuance of common shares for working capital and general corporate purposes. See “Use of Proceeds.”

Dividend policy	We have never paid or declared any cash dividends on our shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. See “Dividend Policy.”
Lock-up agreements

We have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any common shares or securities convertible into or exchangeable or exercisable for any common shares during the 90-day period following the date of this prospectus. Our directors and executive officers have agreed to substantially similar lock-up provisions, subject to certain exceptions. See “Underwriting.”

Risk factors

An investment in our securities involves a high degree of risk. Please refer to “Risk Factors” in this prospectus and under “Item 3. Key Information - D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2018, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of our common shares issued and outstanding after this offering is based on 1,904,792 common shares outstanding as of May 3, 2019, which number excludes:

●	49,638 of our common shares issuable upon the exercise of options outstanding as of May 3, 2019 at a weighted average exercise price of $22.00 per common share; and

●	39,725 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of $240.00 per common share, 37,500 common shares issuable upon the exercise of warrants issued on January 30, 2018 at an exercise price of $100.00 per common share, 168,876 common shares issuable upon the exercise of Series A warrants issued on July 17, 2018 at an exercise price of CHF 7.80 per common share and 81,137 common shares issuable upon the exercise of Series B warrants issued on July 17, 2018 at a current exercise price of CHF 7.80 per common share. In the event the effective price per unit offered hereby is less than the exercise price of the Series B warrants, then the exercise price of the Series B warrants will be reduced to equal the higher of (A) such effective price and (B) CHF 1.00.

Unless otherwise indicated, all information in this prospectus reflects or assumes:

●	the one-for-twenty reverse share split effective May 1, 2019;

●	no exercise of the options or warrants described above;

●	no exercise of the underwriters’ over-allotment option; and

●	no investor has elected to purchase pre-funded warrants in lieu of common shares and no exercise of the warrants.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and in “Item 3. Key Information - D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2018, incorporated by reference herein, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our securities. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our common shares could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other shareholders may disagree.

We intend to use the net proceeds we receive from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares.

You may not be able to resell your warrants or pre-funded warrants or obtain any return on your investment.

There is no established trading market for the warrants or pre-funded warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants or pre-funded warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your warrants or pre-funded warrants. If your warrants or prefunded-warrants cannot be resold, you will have to depend upon any appreciation in the value of our common shares over the exercise price of the warrants or over the public offering price plus the exercise price of the pre-funded warrants in order to realize a return on your investment in the warrants or pre-funded warrants. We cannot assure you that you will be able to obtain any return on your investment in our securities; and you may lose all of your investment.

The pre-funded warrants and warrants are speculative in nature.

Neither the pre-funded warrants nor the warrants offered hereby confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may exercise their right to acquire common shares and pay an exercise price of CHF 0.01 per common share and holders of the warrants may exercise their right to acquire common shares and pay an exercise price per common share of 110% of the public offering price of the common share units in this offering, payable in Swiss Francs. Moreover, following this offering, the market value of the pre-funded warrants and warrants is uncertain and there can be no assurance that the market value of the pre-funded warrants or the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the public offering price plus the exercise price of the pre-funded warrants or the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants or the holders of the warrants to exercise the warrants.

Provisions of the warrants and pre-funded warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the pre-funded warrants and warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants and warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the pre-funded warrants and warrants. These and other provisions of the pre-funded warrants and warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Investors will have no rights as a shareholder with respect to their warrants or pre-funded warrants until they exercise their warrants and acquire our common shares.

Until you acquire our common shares upon exercise of your warrants or pre-funded warrants, you will have no rights with respect to the common shares underlying such warrants or pre-funded warrants except as set forth in the warrants or pre-funded warrants, as applicable. Upon exercise of your warrants or pre-funded warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

If you purchase units in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common shares is substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchase units in this offering, you will pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options are exercised, you will incur further dilution. Based on the assumed public offering price of  $4.82 per common share unit (which was the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019), assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the warrants being offered in this offering, you will experience immediate dilution of  $2.84 per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the public offering price. See “Dilution.” In addition, in the event the effective price per unit offered hereby is less than the current exercise price of the Series B warrants issued on July 17, 2018 of CHF 7.80 per common share, then the exercise price of the Series B warrants will be reduced to equal the higher of (A) such effective price and (B) CHF 1.00.

In addition, to the extent that outstanding stock options or warrants (including the exercise of any pre-funded warrants or warrants) have been or may be exercised or other shares issued, you may experience further dilution.

The exercise price of the pre-funded warrants and warrants offered by this prospectus will not be adjusted for certain dilutive events.

The exercise price of the pre-funded warrants and warrants offered by this prospectus is subject to adjustment for certain events, including, but not limited to, certain issuances of share capital, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities considered “excluded securities” and there may be transactions or occurrences that may adversely affect the market price of our common shares or the market value of such pre-funded warrants and warrants without resulting in an adjustment of the exercise prices of such pre-funded warrants or warrants.

Presentation of Financial and Other Information

We report under IFRS in Swiss Francs. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The terms “dollar,” “USD” or “$” refer to U.S. dollars, the term, “Swiss Francs” or “CHF” refers to the legal currency of Switzerland and the terms “€” or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended. Unless otherwise indicated, all references to currency amounts in this prospectus are in Swiss Francs.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Market and Industry Data

This prospectus and the documents incorporated by reference herein contain industry, market and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains statements that constitute forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:

●	our operation as a development-stage company with limited operating history and a history of operating losses;

●	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed;

●	the outcome of our review of strategic options and of any action that we may pursue as a result of such review;

●	our dependence on the success of AM-125, AM-201, Keyzilen® (AM-101) and Sonsuvi® (AM-111), which are still in clinical development, may eventually prove to be unsuccessful;

●	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

●	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

●	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

●	if our product candidates obtain regulatory approval, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

●	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

●	the chance that we do not obtain orphan drug exclusivity for Sonsuvi®, which would allow our competitors to sell products that treat the same conditions;

●	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

●	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

●	our reliance on our current strategic relationships with INSERM or Xigen and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

●	the chance that certain intangible assets related to our product candidates will be impaired; and

●	other risk factors set forth in our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering will be $6.3 million (or $7.3 million if the underwriters exercise in full their over-allotment option), based on an assumed public offering price of $4.82 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the warrants. Each $0.10 increase (decrease) in the assumed public offering price of  $4.82 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, would increase (decrease) our net proceeds by $0.1 million, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions. Similarly, each 100,000 increase (decrease) in the number of common shares offered by us in this offering would increase (decrease) our net proceeds by $0.4 million, assuming a public offering price of  $4.82 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions.

The public offering price per unit will be determined between us, the underwriter and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common shares. We will only receive additional proceeds from the exercise of the pre-funded warrants issuable in connection with this offering if such warrants are exercised at their exercise price of CHF 0.01 per share, payable in Swiss Francs. We will only receive additional proceeds from the exercise of the warrants issuable in connection with this offering if such warrants are exercised at their exercise price per common share of 110% of the public offering price of the common share units in this offering, payable in Swiss Francs.

We intend to use the net proceeds from the issuance of the securities for working capital and general corporate purposes. Such purposes may include research and development expenditures and capital expenditures.

Our management will have broad discretion in the application of the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds. In addition, we might decide to postpone or not pursue certain preclinical activities or clinical trials if the net proceeds from this offering and our other sources of cash are less than expected.

Pending their use, we plan to invest the net proceeds of this offering in short-and intermediate-term interest-bearing investments.

Dividend Policy

We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our common shares will benefit in the foreseeable future only if our common shares appreciate in value.

Any future determination to declare and pay dividends to holders of our common shares will be made at the discretion of our board of directors, which may take into account several factors, including general economic conditions, our financial condition and results of operations, available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders and any other factors that our board of directors may deem relevant. In addition, pursuant to the Companies Act, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws (the “Bye-laws”), each of our common shares is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares.

We are a holding company with no material direct operations. As a result, we would be dependent on dividends, other payments or loans from our subsidiaries in order to pay a dividend. Our subsidiaries are subject to legal requirements of their respective jurisdictions of organization that may restrict their paying dividends or other payments, or making loans, to us.

Market For Our Common Shares

Our common shares are quoted on the Nasdaq Capital Market under the symbol “EARS.”

As of May 3, 2019, we had 1,904,792 common shares issued and outstanding (giving effect to the one-for-twenty reverse share split effective May 1, 2019) held by 6 registered holders, one of which is Cede & Co., a nominee for The Depository Trust Company (“DTC”). All of the common shares held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and therefore are considered to be held of record by Cede & Co. as one shareholder.

Capitalization

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total debt and shareholders’ equity) as of December 31, 2018:

●	on an actual basis, adjusted to reflect the reverse share split of one-for-twenty effective May 1, 2019; and

●	on an as adjusted basis to give effect to our issuance and sale of 1,452,282 common shares and warrants to purchase 726,141 common shares in this offering (excluding common shares issuable upon exercise of the warrants being offered in this offering), at the assumed public offering price of $4.82 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (the on an as adjusted basis information assumes no sale of pre-funded warrants, which, if sold, would reduce the number of common shares that we are offering on a one-for-one basis).

Investors should read this table in conjunction with our audited consolidated financial statements and related notes as of and for the year ended December 31, 2018 and management’s discussion and analysis thereon, each as incorporated by reference into this prospectus.

U.S. dollar amounts have been translated into Swiss Francs at a rate of CHF 0.9832 to USD 1.00, the official exchange rate quoted as of December 31, 2018 by the U.S. Federal Reserve Bank. Such Swiss Franc amounts are not necessarily indicative of the amounts of Swiss Francs that could actually have been purchased upon exchange of U.S. dollars on December 31, 2018 and have been provided solely for the convenience of the reader. On April 19, 2019, the exchange rate as reported by the U.S. Federal Reserve Bank was CHF 1.0144 to USD 1.00.

	December 31, 2018
	Actual	As Adjusted
	(in thousands of CHF except share and per share data)
Cash and cash equivalents(1)	5,393	11,571
Total debt(2)	1,435	1,435
Derivative Financial Instruments(3)	675	675
Shareholders’ equity:
Share capital(1)
Common shares, par value CHF 0.40 per share; 1,775,839 common shares issued and outstanding on an actual basis, 3,228,121 common shares issued and outstanding on an as adjusted basis	710	1,291
Share premium	149,287	154,884
Foreign currency translation reserve	(44)	(44)
Accumulated deficit	(146,303)	(146,303)
Total shareholders’ equity attributable to owners of the company	3,650	9,828
Total capitalization	5,760	11,938

(1)	Since December 31, 2018, we have issued 128,953 of our common shares for an aggregate amount of $1,164,865. These subsequent issuances and the proceeds therefrom are not reflected in the table as they occurred after December 31, 2018.

(2)	Total debt is comprised of the $12.5 million drawn on July 19, 2016 under our secured term loan facility with Hercules as administrative agent. The loan was initially recognized at transaction value less the fair value of the warrant issued to Hercules in connection with the loan as of the transaction date and less directly attributable transactions costs. Following the initial recognition, the loan is measured at amortized cost using the effective interest method. As of December 31, 2018, the loan has a carrying value of CHF 1,435,400 classified as current liability. The amortization payments, including the end of term charge, due within the 12 months after December 31, 2018, amount to CHF 1,435,400. As of January 28, 2019, the amount outstanding under our secured term loan facility with Hercules was $1.1 million. On January 31, 2019, we made the final payment to Hercules under the facility, comprising the last amortization rate as well as an end of term charge.

(3)	The fair value calculation of the warrants is determined according to the Black-Scholes option pricing model. Assumptions are made regarding inputs such as volatility and the risk free rate in order to determine the fair value of the warrant. The fair value of the warrants is calculated based on assumptions made at December 31, 2018.

The above discussion and table are based on 1,775,839 common shares outstanding as of December 31, 2018, which number excludes:

●	49,638 of our common shares issuable upon the exercise of options outstanding as of December 31, 2018 at a weighted average exercise price of $22.00 per common share;

●	783 common shares issuable upon the exercise of a warrant issued to Hercules, at an exercise price of $788 per common share, 39,725 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of $240.00 per common share, 37,500 common shares issuable upon the exercise of warrants issued on January 30, 2018 at an exercise price of $100.00 per common share, 168,876 common shares issuable upon the exercise of Series A warrants issued on July 17, 2018 at an exercise price of CHF 7.80 per common share and 81,137 common shares issuable upon the exercise of Series B warrants issued on July 17, 2018 at a current exercise price of CHF 7.80 per common share.

The above discussion reflects the one-for-twenty reverse share split of our issued and outstanding common shares, options and warrants effected on May 1, 2019 and the corresponding adjustment of all stock option and warrant exercise prices per share.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the public offering price you pay in this offering and our as adjusted net tangible book value per common share immediately after this offering.

As of December 31, 2018, we had a net tangible book value of $0.1 million, corresponding to a net tangible book value of $0.07 per common share. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 1,775,839, the total number of our common shares outstanding as of December 31, 2018 (adjusted to reflect the reverse share split of one-for-twenty effective May 1, 2019).

After giving effect to the sale by us of 1,452,282 common shares and warrants to purchase 726,141 common shares offered by us in the offering (assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the warrants being offered in this offering) at the assumed offering price of  $4.82 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value estimated at December 31, 2018 would have been approximately $6.4 million, representing $1.98 per common share. This represents an immediate increase in net tangible book value of $1.91 per common share to existing shareholders and an immediate dilution in net tangible book value of  $2.84 per common share to new investors purchasing common shares in this offering. Dilution for this purpose represents the difference between the price per common share unit paid by these purchasers and net tangible book value per common share immediately after the completion of the offering.

The following table illustrates this dilution to new investors purchasing units in the offering.

Assumed public offering price per common share unit	$4.82
Net tangible book value per common share at December 31, 2018	$0.07
Increase in net tangible book value per common share attributable to new investors	$1.91
As adjusted net tangible book value per common share after the offering	$1.98
Dilution per common share to new investors	$2.84
Percentage of dilution in net tangible book value per common share for new investors	59%

The information above and below assumes that no pre-funded warrants are issued in this offering.

Each $0.10 increase (decrease) in the assumed public offering price of  $4.82 per common share unit, which is the last reported sale price of our common shares on the Nasdaq Capital Market on May 3, 2019 as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value after this offering by $0.04 per common share and the dilution per common share to new investors in the offering by $0.06 per common share, assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the warrants being offered in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same.

We may also increase or decrease the number of units we are offering. A 100,000 increase (decrease) in the number of units offered by us would increase (decrease) our as adjusted net tangible book value per common share after this offering by $0.08 ($0.08) and decrease (increase) the dilution per common share to new investors by $0.08 ($0.08), assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the warrants being offered in this offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters were to fully exercise their option to purchase up to 217,842 additional common shares from us, the as adjusted net tangible book value per common shares after the offering would be $2.14 per common share, and the dilution per common share to new investors would be $2.68 per share, assuming no pre-funded warrants are sold in this offering and excluding the common shares issuable upon exercise of the warrants being offered in this offering, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table are based on 1,775,839 common shares outstanding as of December 31, 2018, which number excludes:

●	49,638 of our common shares issuable upon the exercise of options outstanding as of December 31, 2018 at a weighted average exercise price of $22.00 per common share;

●	783 common shares issuable upon the exercise of a warrant issued to Hercules, at an exercise price of $788 per common share, 39,725 common shares issuable upon exercise of warrants issued on February 21, 2017 in a public offering at an exercise price of $240.00 per common share, 37,500 common shares issuable upon the exercise of warrants issued on January 30, 2018 at an exercise price of $100.00 per common share, 168,876 common shares issuable upon the exercise of Series A warrants issued on July 17, 2018 at an exercise price of CHF 7.80 per common share and 81,137 common shares issuable upon the exercise of Series B warrants issued on July 17, 2018 at a current exercise price of CHF 7.80 per common share.

The above discussion reflects the one-for-twenty reverse share split of our issued and outstanding common shares, options and warrants effected on May 1, 2019 and the corresponding adjustment of all stock option and warrant exercise prices per share.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

Swiss Franc amounts have been translated into U.S. dollars at a rate of CHF 0.9832 to USD 1.00, the official exchange rate quoted as of December 31, 2018 by the U.S. Federal Reserve Bank. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Swiss Francs on December 31, 2018 and have been provided solely for the convenience of the reader.

Exchange Rates

The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rates for the purchase of U.S. dollars expressed in CHF per U.S. dollar. The average rate is calculated by using the average of the U.S. Federal Reserve Bank’s reported exchange rates on each day during a monthly period and on the last day of each month during an annual period. On April 19, 2019, the exchange rate as reported by the U.S. Federal Reserve Bank was CHF 1.0144 to USD 1.00.

	Period-End	Average for Period	Low	High
	(CHF per U.S. dollar)
Year Ended December 31:
2013	0.8904	0.9269	0.8856	0.9814
2014	0.9934	0.9147	0.8712	0.9934
2015	1.0017	0.9628	0.8488	1.0305
2016	1.0160	0.9848	0.9536	1.0334
2017	0.9738	0.9842	0.9456	1.0266
2018	0.9832	0.9784	0.9232	1.0083
Month Ended:
January 31, 2019	0.9938	0.9897	0.9767	0.9988
February 28, 2019	0.9974	1.0014	0.9940	1.0073
March 31, 2019	0.9962	1.0005	0.9918	1.0110
April 19, 2019	1.0144	1.0034	0.9970	1.0154

PRINCIPAL SHAREHOLDERS

The following table presents information relating to the beneficial ownership of our common shares as of May 3, 2019 by:

●	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding common shares;

●	each of our executive officers and directors; and

●	all executive officers and directors as a group.

The number of common shares beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to acquire within 60 days of May 3, 2019 through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common shares held by that person.

Common shares that a person has the right to acquire within 60 days of May 3, 2019 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. As of May 3, 2019, 1,594,246 common shares, or approximately 83.7%, are held by three holders in the United States. Unless otherwise indicated below, the business address for each beneficial owner is c/o Auris Medical Holding Ltd., Clarendon House 2 Church Street, Hamilton HM 11, Bermuda.

The percentage of common shares beneficially owned is based on 1,904,792 common shares issued and outstanding as of May 3, 2019. The number of outstanding common shares reflects the reverse share split of one-for-twenty effective May 3, 2019. Each common share confers the right on the holder to cast one vote at a general meeting of shareholders and no shareholder has different voting rights.

	Shares Beneficially Owned
Shareholder	Number	Percent
5% Shareholders
-	-	-
Executive Officers and Directors
Thomas Meyer, Ph.D. (1)	449,922	23.62%
Armando Anido, M.B.A (2)	924	*
Mats Blom, M.B.A. (3)	886	*
Alain Munoz (4)	753	*
Calvin W. Roberts, M.D.(5)	1,250	*
Hernan Levett, CPA (6)	320	*

*	Indicates beneficial ownership of less than 1% of the total outstanding common shares.

(1)	Consists of 310,271 common shares, warrants to purchase 138,178 common shares, options to purchase 300 common shares under the Company’s Plan C, and options to purchase 1,173 common shares under the Auris Medical Holding Ltd. Long Term Equity Incentive Plan (“EIP”).

(2)	Consists of options to purchase common shares under the Company’s EIP.

(3)	Consists of options to purchase common shares under the Company’s EIP.

(4)	Consists of 62 common shares owned by Alain Munoz and options to purchase common shares under the Company's EIP and the Company’s Plan C.

(5)	Consists of 76 common shares jointly owned by Calvin W. Roberts and Andrea Colvin Roberts. Also, consists of 100 common shares held by Calvin W. Roberts, MD PC Pension Plan, 50 common shares held by The David Roberts Trust and 50 common shares held by The Joanna Roberts Trust. Calvin Roberts is a trustee for each of Calvin W. Roberts, MD PC Pension Plan, The David Roberts Trust and The Joanna Roberts Trust. Also consists of options to purchase common shares under the Company’s EIP.

(6)	Consists of options to purchase common shares under the Company’s EIP.

Holders

As of May 3, 2019, we had six shareholders of record of our common shares.

Significant Changes in Ownership by Major Shareholders

We have experienced significant changes in the percentage ownership held by major shareholders as a result of our public offerings. Prior to our initial public offering in August 2014, our principal shareholders were Thomas Meyer (34.9%), Sofinnova Venture Partners VIII, L.P. (19.3%), Sofinnova Capital VII FCPR (18.6%), the ZKB Funds (11.4%) and entities affiliated with Idinvest Partners (9.1%).

In August 2014, we completed our initial public offering and listed our common shares on the Nasdaq Global Market. In the initial public offering, we issued and sold 10,113,325 common shares, including 713,235 common shares sold to the underwriters pursuant to the underwriters’ over-allotment option. In May 2015, we completed a public offering of 5,275,000 common shares. In February 2017, we completed a public offering of 10,000,000 common shares and warrants to purchase 7,000,000 common shares. In January 2018, we completed a public offering of 12,499,999 common shares and a concurrent offering of warrants to purchase 7,499,000 common shares. In July 2018, we completed a public offering of 17,948,717 common shares and a concurrent offering of Series A warrants to purchase 6,282,050 common shares and Series B warrants to purchase 4,487,179 common shares. While none of our existing shareholders sold common shares in the public offerings, certain shareholders purchased common shares in certain of the public offerings. The percentage ownership held by certain shareholders decreased as a result of the issuance of the common shares sold by us in the public offerings.

Additionally, in February/March 2018 (prior to the Merger), Sofinnova Capital VII FCPR sold 2,000,000 of our common shares and in April/May 2018 Sofinnova Venture Partners VIII, L.P. sold all of our common shares beneficially held by it.

Description of Share Capital and BYE-LAWS

General

We are an exempted company incorporated under the laws of Bermuda. We began our current operations in 2003 as a corporation organized in accordance with Swiss law and domiciled in Switzerland under the name Auris Medical AG, and our name was changed to Auris Medical Holding AG on April 22, 2014. Following the Merger on March 13, 2018, the surviving entity was named Auris Medical Holding AG. Upon the issuance of a certificate of continuance by the Registrar of Companies in Bermuda on March 18, 2019, the Redomestication was effected and we continued in Bermuda pursuant to Section 132C of the Companies Act as a Bermuda company with the name “Auris Medical Holding Ltd.” On May 1, 2019, we effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of our issued and outstanding common shares. All per share amounts and numbers of common shares in this prospectus reflect the 2019 Reverse Share Split. Our registered office is located at Clarendon House 2 Church Street, Hamilton HM 11, Bermuda.

Our Memorandum of Continuance provides that the objects of our business are unrestricted, and we have the capacity, rights, powers and privileges of a natural person.

Since the Redomestication and except as described herein, there have been no material changes to our share capital, mergers, amalgamations or consolidations of us or any of our subsidiaries, no material changes in the mode of conducting our business, no material changes in the types of products produced or services rendered and no name changes. There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries.

There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company which have occurred during the last or current financial years.

Share Capital

As of May 3, 2019, our authorized share capital consisted of 10,000,000 common shares, par value CHF 0.40 per share, and 20,000,000 preference shares, par value CHF 0.02 per share, and there were 1,904,792 common shares issued and outstanding, excluding 49,638 common shares issuable upon exercise of options and 327,238 common shares issuable upon exercise of warrants, and no preference shares issued and outstanding. All of the Company’s issued and outstanding shares are fully paid.

Pursuant to the Bye-laws, subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by the Bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preferred Shares

Pursuant to Bermuda law and our Bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Dividend Rights

Under Bermuda law, the board of directors may declare a dividend without shareholder approval, but a company may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than its liabilities. Under the Bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two or more persons holding or representing issued and outstanding shares of the relevant class is present. The Bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares

Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in the Bye-laws (or as near thereto as circumstances admit) or in such other common form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor.

Share Split and Reverse Share Split effected by consolidating our common shares

Our board of directors may in its absolute discretion and without further approval of shareholders divide, consolidate or sub-divide our share capital in any manner permitted by the Companies Act, including approving a reverse share split by consolidating our common shares (together with a corresponding increase in the par value thereof) in a ratio determined by the board of directors. The Bye-laws also provide that upon an alteration or reduction of share capital where fractions of shares or some other difficulty would arise, our board of directors may deal with or resolve the same in any manner as it thinks fit.

Meeting of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year (the “annual general meeting”). However, the members may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any member may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. The Bye-laws provide that the board of directors may convene an annual general meeting or a special general meeting. Under the Bye-laws, at least 14 days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy issued and outstanding common shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association (or memorandum of continuance), including its objects and powers, and certain alterations to the memorandum of association (or memorandum of continuance). The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

The Bye-laws provide that our board shall consist of three directors or such greater number as the board may determine. Our board of directors will initially consist of five directors. Each director shall hold office for such term as the shareholders may determine or, in their absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

Any shareholder or shareholders holding or representing not less than 5% of the total voting rights wishing to propose for election as a director someone who is not an existing director or is not proposed by our board must give notice of the intention to propose the person for election. Where a director is to be elected at an annual general meeting, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to members or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to members or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed, with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

The Bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in the Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in the Bye-laws or Bermuda law that our directors must retire at a certain age.

The remuneration of our directors is determined by our board of directors, and there is no requirement that a specified number or percentage of  “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

Amendment of Memorandum of Continuance and Bye-laws

Bermuda law provides that the memorandum of association (or memorandum of continuance) of a company may be amended by a resolution passed at a general meeting of shareholders. The Bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. In the case of certain bye-laws, such as the Bye-laws relating to election and removal of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66 2∕3% of our directors then in office and of at least 66 2∕3% percent of the votes attaching to all shares in issue.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association (or memorandum of continuance) adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association (or memorandum of continuance) must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association (or memorandum of continuance) is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations, Mergers and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires an amalgamation or merger agreement that is approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. The Bye-laws provide that an amalgamation or a merger (other than with a wholly owned subsidiary or as described below) that has been approved by the board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person and representing in person or by proxy issued and outstanding common voting shares. Any amalgamation or merger or other business combination (as defined in the Bye-laws) not approved by our board of directors must be approved by the holders of not less than 66 2∕3% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

The Bye-laws contain provisions regarding “business combinations” with “interested shareholders”. Pursuant to the Bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless: (i) prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced. For purposes of these provisions, “business combinations” include mergers, amalgamations, consolidations and certain sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets, issuances and transfers of shares and other transactions resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

(1) By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of its shares (or any class of shares), representing in the aggregate a majority in number and at least 75% in value of the shares or class of shares present and voting at a court ordered meeting held to consider the scheme or arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme or arrangement.

(2) If the acquiring party is a company it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(3) Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Anti-Takeover Provisions

Two-thirds supermajority shareholder voting requirement: The Bye-laws provide that, except to the extent that a proposal has received the prior approval of the board, the approval of an amalgamation, merger or consolidation with or into any other person shall require the affirmative vote of not less than 66 2∕3% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution (except for certain “business combinations” with “interested shareholders” as set forth in Amalgamations, Mergers and Business Combinations above).

Amendments to the Bye-laws: The Bye-laws provide that no bye-law may be rescinded, altered or amended and no new bye-law may be made until the same has been approved by a resolution of the board and by a resolution of the shareholders. In the case of certain bye-laws, such as the Bye-laws relating to election and removal of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66 2∕3% of our directors then in office and of at least 66 2∕3% of the votes attaching to all issued and outstanding shares.

Limitations on the election of directors: The Bye-laws provide that a person may be proposed for election or appointment as a director at a general meeting either by the board or by one or more shareholders holding our shares which in the aggregate carry not less than 5% of the voting rights in respect of the election of directors. In addition, unless a person is proposed for election or appointment as a director by the board, when a person is proposed for appointment or election as a director, written notice of the proposal must be given to us as follows. Where a director is to be appointed or elected: (1) at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made; and (2) at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association (or memorandum of continuance) or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

The Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. The SEC has advised that the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to the Bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Exchange controls

We have received consent under the Exchange Control Act 1972 from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the Nasdaq Capital Market. In granting such consent the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Registrar or Transfer Agent

A register of holders of the common shares will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by American Stock Transfer & Trust Company, LLC, who will serve as branch registrar and transfer agent.

Untraced Shareholders

The Bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

We have received consent from the Bermuda Monetary Authority for the issue and free transferability of all of our common shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the Nasdaq Capital Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we will not be bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Stock Exchange Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “EARS.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Description of Warrants

The warrants will be issued in electronic book entry form. The material terms and provisions of the warrants offered hereby are summarized below. Each warrant represents the right to purchase 0.5 of a common share. The warrants to be issued in this offering represent the rights to purchase an aggregate of up to 726,141 common shares at an initial exercise price per share equal to 110% of the public offering price of a common share unit in this offering, payable in Swiss Francs.

Exercisability

The warrants are exercisable beginning on the date of issuance, and at any time up to five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of common shares purchased upon such exercise. Common shares issuable upon exercise of the warrants will not be issued until both the executed notice of exercise and the relevant exercise price is received by the Company. No fractional common shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a common share.

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is not then effective or available for the issuance of such common shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrant. The warrants will be automatically exercised on a cashless basis on the expiration date.

Exercise Limitations

Under the warrants, a holder will not have the right to exercise any portion of the warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the initial election of the holder) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.

Failure to Timely Deliver Shares

If we fail to deliver to the investor the common shares specified in a duly executed notice of exercise by the second trading day after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the warrant, and if the investor purchases the common shares after that second trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrant.

Exercise Price

Each warrant represents the right to purchase 0.5 of a common share at an initial exercise price per share equal to 110% of the public offering price of a common share unit in this offering, payable in Swiss Francs. The exercise price is subject to appropriate adjustment in the event of certain common share dividends (bonus issues) and distributions, share splits (subdivisions), stock combinations (consolidations), reclassifications or similar events affecting our common shares, and also upon any cash dividends to our shareholders; provided that in no event will the exercise price per share be lower than the par value of a common share, which is CHF 0.40 as of the date of issuance.

Fundamental Transactions

If we consummate any merger, consolidation, sale or other reorganization event in which our common shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain Fundamental Transactions, (as defined in the warrant), we or any successor entity shall purchase the warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the warrant).

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

No Exchange Listing

There is no public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant and delivers the corresponding executed exercise notice and exercise price and is issued common shares.

Governing Law

The warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York. Matters involving the rights of shareholders, issuance of common shares and the validity of common shares are governed by the laws of Bermuda.

Description of Pre-Funded Warrants

We are offering 1,452,282 common shares. We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or 9.99% at the initial election of the purchaser) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or 9.99% at the election of the purchaser) of our outstanding common shares.

The pre-funded warrants will be issued in electronic book entry form. The material terms and provisions of the pre-funded warrants offered hereby are summarized below. Each pre-funded warrant represents the right to purchase one common share.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance and may be exercised at any time until exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of common shares purchased upon such exercise. Common shares issuable upon exercise of the pre-funded warrants will not be issued until both the executed notice of exercise and the relevant exercise price is received by the Company. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a common share.

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the common shares underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such common shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the pre-funded warrant.

Exercise Limitations

Under the pre-funded warrants, a holder will not have the right to exercise any portion of the pre-funded warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the initial election of the holder) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.

Failure to Timely Deliver Shares

If we fail to deliver to the investor the common shares specified in a duly executed notice of exercise by the second trading day after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the pre-funded warrant, and if the investor purchases the common shares after that second trading day to deliver in satisfaction of a sale by the investor of the underlying pre-funded warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of pre-funded warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the pre-funded warrant and equivalent number of pre-funded warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the pre-funded warrant.

Exercise Price

The exercise price per whole common share purchasable upon the exercise of the pre-funded warrants is CHF 0.01 per common share payable, in Swiss Francs. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain common share dividends (bonus issues) and distributions, share splits (subdivisions), stock combinations (consolidations), reclassifications or similar events affecting our common shares, and also upon any cash dividends to our shareholders.

Fundamental Transactions

If we consummate any merger, consolidation, sale or other reorganization event in which our common shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such event.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

No Exchange Listing

There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or other trading system.

No Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the pre-funded warrant and delivers the corresponding executed exercise notice and exercise price and is issued common shares.

Governing Law

The pre-funded warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York. Matters involving the rights of shareholders, issuance of common shares and the validity of common shares are governed by the laws of Bermuda.

Comparison of BERMUDA Law and Delaware Law

The Bermuda laws applicable to Bermuda companies and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Companies Act applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	BERMUDA CORPORATE LAW
Mergers and similar arrangemetns
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at a general meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. The Bye-laws provide that a merger or an amalgamation (other than with a wholly owned subsidiary or as described below) that has been approved by the board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person and representing in person or by proxy issued and outstanding voting shares.

The Bye-laws contain provisions regarding “business combinations” with “interested shareholders”. Pursuant to our Bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66 and 2∕3rds% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless: (i) prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced. For purposes of these provisions, “business combinations” include mergers, amalgamations, consolidations and certain sales, leases, exchanges, mortgages, pledges, transfers and other dispositions of assets, issuances and transfers of shares and other transactions resulting in a financial benefit to an interested shareholder. An “interested shareholder” is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Note that each share of an amalgamating or merging companies carries the right to vote in respect of an amalgamation or merger whether or not is otherwise carries the right to vote.

DELAWARE CORPORATE LAW	BERMUDA CORPORATE LAW
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

The Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	The Bye-laws contain a provision that the board of directors has the power to determine the remuneration, if any, of the directors.
Annual vote on board renewal
Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.	The Bye-laws provide that the directors shall hold office for such term as the shareholders may determine or, in their absence of such determination, until the next annual general meeting, or until their successors are elected or appointed or their office is otherwise vacated. Re-election is possible.

Classified boards are permitted.	Provision for staggered boards of directors may be included in a company’s bye-laws.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

● any breach of a director’s duty of loyalty to the corporation or its shareholders;

● acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

● statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

● any transaction from which the director derived an improper personal benefit.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

DELAWARE CORPORATE LAW	BERMUDA CORPORATE LAW

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.	The Bye-laws contain provisions that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

● by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

● by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

● by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

● by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
Directors’ fiduciary duties
A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: ● the duty of care; and ● the duty of loyalty.	At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended.

DELAWARE CORPORATE LAW	BERMUDA CORPORATE LAW

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence a breach of one of the fiduciary duties.

The Companies Act also imposes a duty on directors and officers of a Bermuda company to: (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	The Companies Act provides that shareholders may take action by written consent, except in respect of the removal of an auditor from office before the expiry of his term or in respect of a resolution passed for the purpose of removing a director before the expiration of his term of office. A resolution in writing is passed when it is signed by the members of the company who at the date of the notice of the resolution represent such majority of votes as would be required if the resolution had been voted on at a meeting or when it is signed by all the members of the company or such other majority of members as may be provided by the bye-laws of the company.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.	Shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.

Pursuant to the Bye-laws, any shareholder or shareholders holding or representing not less than 5% of the total voting rights wishing to propose for election as a director someone who is not an existing director or is not proposed by our board must give notice of the intention to propose the person for election in accordance with the Bye-laws.

DELAWARE CORPORATE LAW	BERMUDA CORPORATE LAW
Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Under Bermuda law, the voting rights of shareholders are regulated by the company’s bye-laws and, in certain circumstances, by the Companies Act. The Bye-laws provide for a plurality of voting for elections of directors, and cumulative voting for elections of directors is not permitted.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	Under the Bye-laws, a director may be removed, with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	There is no similar law in Bermuda. The Bye-laws contain provisions regarding “business combinations” with “interested shareholders” which are described above under “mergers and similar arrangements.”
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

A Bermuda company may be wound up by the Bermuda court on application presented by the company itself, its creditors (including contingent or prospective creditors) or its contributories. The Bermuda court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the Bermuda court, just and equitable to do so.

A Bermuda company limited by shares may be wound up voluntarily when the shareholders so resolve in general meeting. In the case of a voluntary winding up, the company shall, from the commencement of the winding up, cease to carry on its business, except so far as may be required for the beneficial winding up thereof.

Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Under the Bye-laws, if at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing issued shares of the relevant class is present. The Bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Bermuda company’s memorandum of association and bye-laws may be amended by resolutions of the board of directors and the shareholders, subject to the company’s bye-laws.

DELAWARE CORPORATE LAW	BERMUDA CORPORATE LAW
Inspection of Books and Records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association/continuance, including its objects and powers, and certain alterations to the memorandum of association/continuance. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders without charge, and by members of the general public on payment of a fee. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

● out of its surplus, or

● in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Under Bermuda law, the board of directors may declare a dividend without shareholder approval, but a company may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of its assets would thereby be less than its liabilities. Under the Bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.
Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	The authorized share capital of a Bermuda company is determined by the company’s shareholders.

Taxation

The following summary contains a description of the material Bermuda, Swiss and U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares, warrants or pre-funded warrants but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase common shares, warrants or pre-funded warrants. The summary is based upon the tax laws of Bermuda and regulations thereunder, of Switzerland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have received an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

Swiss Tax Considerations

This summary of material Swiss tax consequences is based on Swiss law and regulations and the practice of the Swiss tax administration as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. The summary does not purport to take into account the specific circumstances of any particular shareholder or potential investor and does not relate to persons in the business of buying and selling common shares or other securities (e.g. warrants or pre-funded warrants). The summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular potential shareholder/s, and no representation with respect to the tax consequences to any particular shareholder/s is made.

On September 28, 2018, the Swiss parliament approved the final draft of the Federal Act on Tax Reform and AHV Financing (“TRAF”). A public vote on the TRAF is planned to be held on May 19, 2019. The first measures could take place in 2020. Key measures of the reform are, inter alia, the abolition of the special tax treatment for cantonal status companies, which are no longer accepted internationally. Additionally, an increase of the partial taxation (Teilbesteuerung) for individual shareholders holding at least 10% shares in a company from 60% to 70% will likely be introduced on federal, cantonal and communal levels. Furthermore, TRAF provides for a repayment rule in the capital contribution principle according to which repayments of capital contribution reserves are only exempt from withholding and income tax if the company distributes taxable reserves to the same extent. However, the rule only applies to companies listed on a Swiss stock exchange. The rule also includes a partial liquidation rule in the event of the repurchase of our own shares. According to this rule, at least half of the corresponding liquidation surplus must be charged to the capital contribution reserves. If this rule is not respected, the amount of the capital contribution reserves is adjusted accordingly and the taxable portion of the liquidation surplus is reduced.

Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss tax laws, regulations and regulatory practices that could be relevant for them in connection with the acquiring, owning and selling or otherwise disposing of common shares, warrants or pre-funded warrants and receiving dividends and similar cash or in-kind distributions on common shares (including dividends on liquidation proceeds and stock dividends) or distributions on common shares based upon a capital reduction (Nennwertrückzahlungen) or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland.

Taxation of Auris Medical Holding Ltd.

Auris Medical Holding Ltd. is a Swiss tax resident company, taxed as a holding company in the Canton of Zug. The Company is taxed at a current effective income tax rate of 7.83% (including direct federal as well as cantonal/communal taxes), whereby a participation relief applies to dividend income from qualifying subsidiaries, and a current annual capital tax rate of 0.003% which is levied on the net equity of the Company.

Assuming TRAF will be implemented, Auris Medical Holding Ltd. will lose its holding privilege at the cantonal/communal level as of January 1, 2020.

Taxation of Common Shares: Swiss Federal Withholding Tax on Dividends and Distributions

Dividend payments and similar cash or in-kind distributions on the common shares (including dividends on liquidation proceeds and stock dividends) that the Company makes to shareholders are subject to Swiss federal withholding tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the dividend. The Company is required to withhold the Swiss federal withholding tax from the dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.

The Swiss federal withholding tax may also apply to gains realized upon a repurchase of shares by the Company, on the difference between the repurchase price and the nominal value of the shares (Nennwertprinzip); a different basis of taxation may apply under the capital contribution principle (Kapitaleinlageprinzip). The Swiss federal withholding tax is refundable or creditable in full to a Swiss tax resident corporate and individual shareholder as well as to a non-Swiss tax resident corporate or individual shareholder who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, if such person is the beneficial owner of the distribution and, in the case of a Swiss tax resident individual who holds the common shares as part of his private assets, duly reports the gross distribution received in his individual income tax return or, in the case of a person who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, recognizes the gross dividend distribution for tax purposes as earnings in the income statements and reports the annual profit in the Swiss income tax return.

If a shareholder who is not a Swiss resident for tax purposes and does not hold the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes in Switzerland, receives a distribution from the Company, the shareholder may be entitled to a full or partial refund or credit of Swiss federal withholding tax incurred on a taxable distribution if the country in which such shareholder is resident for tax purposes has entered into a treaty for the avoidance of double taxation with Switzerland and the further prerequisites of the treaty for a refund have been met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund or credit) may differ from country to country.

Besides bilateral tax treaties, Switzerland has entered into an agreement with the European Union on the automatic exchange of information in tax matters (the “AEOI Agreement”) which provides for, inter alia, full withholding tax exemption of cross-border dividends, interest and royalties between related entities from EU member states to Switzerland and vice versa if the respective requirements of Article 9 AEOI Agreement are met.

Individual and Corporate Income Tax on Dividends

Swiss resident individuals holding the common shares as part of their private assets who receive dividends and similar distributions (including stock dividends and liquidation proceeds), which are not repayments of the nominal value (Nennwertrückzahlungen) of the common shares or reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) are required to report such payments in their individual income tax returns and are liable to Swiss federal, cantonal and communal income taxes on any net taxable income for the relevant tax period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 60% of their value (Teilbesteuerung), if the investment amounts to at least 10% of nominal share capital of the Company. All Swiss cantons have introduced similar partial taxation measures at cantonal and communal levels.

Swiss resident individuals as well as non-Swiss resident individual taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal individual or corporate income taxes, as the case may be, on any net taxable earnings accumulated (including the payment of dividends) for such period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 50% (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of nominal share capital of the Company. All cantons have introduced similar partial taxation measures at cantonal and communal levels.

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal corporate income taxes on any net taxable earnings accumulated for such period. Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland may be eligible for participation relief  (Beteiligungsabzug) in respect of dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) and reserves paid out of capital contributions (Reserven aus Kapitaleinlagen) if the common shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million or represent at least 10% of the nominal share capital of the Company or give entitlement to at least 10% of the profits and reserves of the Company, respectively.

Recipients of dividends and similar distributions on the common shares (including stock dividends and liquidation proceeds) who neither are residents of Switzerland nor during the current taxation year have engaged in a trade or business in Switzerland and who are not subject to taxation in Switzerland for any other reason are not subject to Swiss federal, cantonal or communal individual or corporate income taxes in respect of dividend payments and similar distributions because of the mere holding of the common shares.

Wealth and Annual Capital Tax on Holding of Common Shares, warrants or pre-funded warrants

Swiss resident individuals holding the common shares, warrants or pre-funded warrants as private assets are required to report their common shares, warrants or pre-funded warrants as part of their wealth and will be subject to cantonal and communal wealth tax to the extent the aggregate taxable net wealth is allocable to Switzerland.

Individuals and corporate taxpayers holding the common shares, warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to cantonal and communal annual capital tax on the taxable capital to the extent the aggregate taxable capital is allocable to Switzerland.

Individuals and corporate taxpayers not resident in Switzerland for tax purposes and not holding the common shares, warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to wealth or annual capital tax in Switzerland because of the mere holding of the common shares, warrants or pre-funded warrants.

Capital Gains on Disposal of Common Shares, warrants or pre-funded warrants

Swiss resident individuals who sell or otherwise dispose of the common shares, warrants or pre-funded warrants realize a tax-free capital gain, or a non-deductible capital loss, as the case may be, provided that they hold the common shares, warrants or pre-funded warrants as part of their private assets. Under certain circumstances, the sale proceeds may be requalified into taxable investment income (e.g., if the taxpayer is deemed to be a professional securities dealer, etc.).

The (deemed) interest component of pre-funded warrants with a term of more than 12 months is subject to income tax for Swiss resident individuals holding their pre-funded warrants as private assets at the time of the exercise or repayment.

Capital gains realized on the sale of the common shares, warrants or pre-funded warrants held by Swiss resident individuals who do not hold the common shares, warrants or pre-funded warrants as part of their private assets and Swiss resident corporate taxpayers, as well as non-Swiss resident individuals and corporate taxpayers holding the common shares, warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be. This also applies to Swiss resident individuals who, for individual income tax purposes, are deemed to be professional securities dealers for reasons of, inter alia, frequent dealing and debt-financed purchases. Capital gains realized by resident individuals who hold the common shares as business assets might be entitled to reductions or partial taxations similar to those mentioned above for dividends (Teilbesteuerung) if certain conditions are met (e.g. holding period of at least one year and participation of at least 10% of nominal share capital of the Company).

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares, warrants or pre-funded warrants in connection with the conduct of a trade or business, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize such capital gain in their income statements for the relevant tax period. Corporate taxpayers may qualify for participation relief on capital gains (Beteiligungsabzug), if the common shares sold during the tax period represent at least 10% of the Company’s share capital or if the common shares sold give entitlement to at least 10% of the Company’s profit and reserve and were held for at least one year. The tax relief applies to the difference between the sale proceeds of common shares by the Company and the acquisition costs of the participation (Gestehungskosten).

Individuals and corporations not resident in Switzerland for tax purposes and not holding the common shares, warrants or pre-funded warrants in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to Swiss federal, cantonal and communal individual income or corporate income tax, as the case may be, on capital gains realized on the sale of the common shares, warrants or pre-funded warrants.

Gift and Inheritance Tax

Transfers of common shares, warrants or pre-funded warrants may be subject to cantonal and/or communal inheritance or gift taxes if the deceased or the donor or the recipient were resident in a Canton levying such taxes and, in international circumstances where residency requirements are satisfied, if the applicable tax treaty were to allocate the right to tax to Switzerland.

Swiss Issuance Stamp Duty

The Company is subject to paying to the Swiss Federal Tax Administration a 1% Swiss federal issuance stamp tax (Emissionsabgabe) on any increase of the nominal share capital of the Company (including capital surplus) or any other equity contributions received by the Company (with our without issuance of shares). Certain costs incurred in connection with the issuance of shares (if any) may be deductible. There are several exemptions from issuance stamp tax that may apply under certain circumstances (e.g., certain intercompany reorganizations).

Swiss Securities Transfer Tax

The purchase or sale (or other financial transfer) of the common shares or pre-funded warrants with a term of more than 12 months, whether by Swiss residents or non-Swiss residents, may be subject to Swiss securities transfer tax of up to 0.15%, calculated on the purchase price or the proceeds if the purchase or sale occurs through or with a Swiss bank or other Swiss securities dealer as defined in the Swiss Federal Stamp Duty Act as an intermediary or party to the transaction unless an exemption applies.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common shares, warrants or pre-funded warrants by a U.S. Holder (defined below), but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the common shares, warrants or pre-funded warrants. This discussion addresses only the U.S. federal income tax consequences to U.S. Holders that are initial purchasers of our common shares, warrants or pre-funded warrants and that will hold such common shares, warrants or pre-funded warrants as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended, or the Code, known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, including, without limitation:

●	banks, certain financial institutions and insurance companies;

●	brokers, dealers or traders in securities or persons who use a mark-to-market method of tax accounting;

●	persons holding common shares, warrants or pre-funded warrants as part of a straddle, wash sale, or conversion transaction or persons entering into a constructive sale with respect to the common shares, warrants or pre-funded warrants;

●	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	entities classified as partnerships for U.S. federal income tax purposes;

●	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

●	persons that own or are deemed to own ten percent or more of the vote or value of our shares;

●	persons who acquired our common shares, warrants or pre-funded warrants pursuant to the exercise of an employee stock option or otherwise as compensation; or

●	persons holding common shares, warrants or pre-funded warrants in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, warrants or pre-funded warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the common shares, warrants or pre-funded warrants.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a beneficial owner of common shares, warrants or pre-funded warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares, warrants or pre-funded warrants in their particular circumstances.

Tax Treatment of the Pre-Funded Warrants

Although the characterization of the pre-funded warrants for U.S. federal income tax purposes is not entirely clear, we expect to treat our pre-funded warrants as a class of our common shares for U.S. federal income tax purposes. However, our position is not binding on the Internal Revenue Service (“IRS”) and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as a class of our common shares.

Allocation of Purchase Price and Characterization of Units

For U.S. federal income tax purposes, each unit and pre-funded unit should be treated as an “investment unit” and the purchase price for each investment unit should be allocated between the two components thereof in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the common share or pre-funded warrant, as applicable, and the warrant included in each unit. The separation of the common share or pre-funded warrant, as applicable, and the warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Passive Foreign Investment Company Rules

We believe that we were a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for our 2018 taxable year, and we expect to be a PFIC for our current taxable year and for the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs, or Lower-tier PFICs. In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties and capital gains.

Under attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.

If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares, warrants or pre-funded warrants, the U.S. Holder may be subject to certain adverse tax consequences. Unless a U.S. Holder makes a timely “mark-to-market” election or “qualified electing fund” election, each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of common shares, warrants or pre-funded warrants by the U.S. Holder, or on an indirect disposition of shares of a Lower-tier PFIC, will be allocated ratably over the U.S. Holder’s holding period for the common shares, warrants or pre-funded warrants. The amounts allocated to the taxable year of disposition and to years before we became a PFIC, if any, will be taxed as ordinary income. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our common shares, warrants or pre-funded warrants (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain, described immediately above.

If we are a PFIC for any year during which a U.S. Holder holds common shares, warrants or pre-funded warrants, we generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, warrants or pre-funded warrants, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisers regarding the potential availability of a “deemed sale” election that would allow them to eliminate this continuing PFIC status under certain circumstances.

Under proposed Treasury regulations, which have yet to be finalized, a U.S. Holder of our warrants will be taxed in a manner similar to a U.S. Holder of our common shares and pre-funded warrants if the U.S. Holder realizes gain on the sale of such warrants. Moreover, if a U.S. Holder of our warrants exercises such warrants to purchase common shares, the holding period over which any income realized upon a sale or other disposition will be allocated will include the holding period of the warrants.

If our common shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to the shares that would result in tax treatment different from the general tax treatment for PFICs described above. Our common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the common shares are currently listed, is a qualified exchange for this purpose. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances and the consequences to them if the common shares are delisted from Nasdaq (see “Risk Factors”). In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their common shares given that we may have Lower-tier PFICs for which a mark-to-market election may not be available. In addition, U.S. Holders will not be able to make a mark-to-market election with respect to the warrants.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on a sale or other disposition of common shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on common shares will be treated as discussed below under “Taxation of Distributions.” Once made, the election cannot be revoked without the consent of the Internal Revenue Service unless the common shares cease to be marketable.

Alternatively, a U.S. Holder of our common shares or pre-funded warrants can make an election, if we provide the necessary information, to treat us and each Lower-tier PFIC as a qualified electing fund (a “QEF Election”) in the first taxable year that we (and each Lower-tier PFIC) are treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Elected Fund) for each PFIC to its timely filed U.S. federal income tax return. Upon request of a U.S. Holder, we will provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and will use commercially reasonable efforts to cause each Lower-tier PFIC that we control to provide such information with respect to such Lower-tier PFIC. However, no assurance can be given that such QEF Election information will be available for any Lower-tier PFIC and we cannot guarantee that we will continue to provide such determination or information for future years.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares or pre-funded warrants by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of common shares or pre-funded warrants in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares or pre-funded warrants. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their common shares or pre-funded warrants for any taxable year significantly in excess of any cash distributions (which may be zero) received on the common shares or pre-funded warrants for such taxable year. U.S. Holders should note that a QEF Election cannot be made with respect to our warrants. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

Furthermore, if with respect to a particular U.S. Holder we are treated as a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the preferential dividend rate with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares or pre-funded warrants, such U.S. Holder will be required to file an annual information report with respect to the company and any Lower-tier PFIC, generally with such U.S. Holder’s U.S. Federal income tax return on IRS Form 8621.

U.S. Holders should consult their tax advisers concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.

Taxation of Distributions

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the PFIC rules described above, distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. The U.S. dollar amount of any dividend will be treated as foreign-source dividend income to U.S.

Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. In light of the discussion in “—Passive Foreign Investment Company Rules” above, non-corporate U.S. Holders should expect that any dividends will not constitute “qualified dividend income” eligible for preferential tax rates. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

The amount of any dividend income paid in a non-U.S. currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Constructive Dividends on Pre-Funded Warrants and Warrants

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. Subject to the PFIC rules described above, if at any time during the period in which a U.S. Holder held our pre-funded warrants or warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the pre-funded warrants or warrants, the exercise price of the pre-funded warrants or warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the pre-funded warrants or warrants to the extent of our earnings and profits, notwithstanding the fact that the U.S. Holder would not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisers regarding the proper treatment of any adjustments to the pre-funded warrants or warrants and the interaction between these adjustments and the PFIC rules.

Any taxable deemed distribution will be generally taxed in the same manner as an actual distribution received by a U.S. Holder as discussed above under “—Taxation of Distributions.”

Information reporting and backup withholding may be required regarding the amount of any deemed distributions. See “Information Reporting and Backup Withholding.” Because a deemed distribution would not result in the payment of any cash to a U.S. Holder from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder’s behalf (because the U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such amounts from the common shares or current or subsequent payments of cash payable to such U.S. Holder.

For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. U.S. Holders are urged to consult their own tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the warrants and any resulting deemed distribution.

Sale or Other Disposition of Common Shares, Warrants or Pre-Funded Warrants

Subject to the PFIC rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common shares, warrants or pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares, warrants or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares, warrants or pre-funded warrants disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a Warrant or a Pre-funded Warrant

Subject to the PFIC rules described above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a warrant or a pre-funded warrant and related receipt of a common share, unless cash is received in lieu of the issuance of a fractional common share. However, under a proposed regulation (which is proposed to have retroactive effect), a U.S. Holder would recognize gain if the pre-funded warrant was treated as stock of a PFIC with respect to a U.S. Holder at the time of the exercise of the pre-funded warrants and the stock received upon the exercise was not treated as stock of a PFIC for the taxable year in which the exercise occurs.

A U.S. Holder’s initial tax basis in the common share received on the exercise of a warrant or pre-funded warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant or pre-funded warrant (that is, an amount equal to the portion of the purchase price of a unit or a pre-funded unit, as the case may be, allocable to the warrant or pre-funded warrant, as the case may be, as described above) plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant or pre-funded warrant. A U.S. Holder’s holding period for common shares received on exercise of a warrant will commence on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the common warrant. Although it is not entirely clear, a U.S. Holder’s holding period for common shares received on exercise of a pre-funded warrant will likely include the period during which the U.S. Holder held the pre-funded warrant.

The U.S. federal income tax treatment of a cashless exercise of warrants or pre-funded warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant or pre-funded warrant described in the preceding paragraph.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants or pre-funded warrants.

Information Reporting and Backup Withholding

United States backup withholding tax and information reporting requirements may apply to certain payments to certain holders of stock. Payments of dividends (including constructive dividends) and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our common shares, or non-U.S. financial accounts through which they are held. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the common shares.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares, pre-funded warrants and warrants. You should consult your tax advisor concerning the tax consequences of the acquisition, ownership and disposition of our common shares, pre-funded warrants or warrants in your particular situation.

UNDERWRITING

We have entered into an underwriting agreement, dated   , 2019, with A.G.P., acting as the representative of the several underwriters named below, with respect to the common share units and the pre-funded warrant units (if any). Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the common share units and the pre-funded warrant units provided below opposite their respective names.

Underwriters	Number of Common Share Units	Number of Pre-Funded Warrant Units	Total
A.G.P./Alliance Global Partners

Total

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units if any such units are taken.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the units at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of  $     per unit. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of  $     per unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering.

Total
	Per Common Share Unit	Per Pre- Funded Warrant Unit	Without Over- Allotment	With Over- Allotment
Public offering price
Underwriting discount
Proceeds, before expenses, to us

We have agreed to reimburse the underwriters for accountable legal expenses not to exceed $82,500 and non-accountable expenses not to exceed $20,000 in the aggregate. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriters out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $226,637.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to additional 217,842 common shares and/or additional warrants to purchase up to 108,921 common shares at the public offering price per common share and/or warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional common shares and/or warrants are purchased pursuant to the over-allotment option, the underwriters will offer these common shares and/or warrants on the same terms as those on which the other securities are being offered.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We and our directors and executive officers have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Stabilization

In connection with this offering, the underwriters may engage in over-allotment transactions, syndicate-covering transactions, stabilizing transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities, so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position, which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market.

Syndicate covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the exercise of the over-allotment option. If the underwriters sell more shares of securities than could be covered by the exercise of the over-allotment option, creating a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would be otherwise in the absence of these transactions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Notice to Investors

Notice to Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

●	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the securities offered hereby are “securities.”

Expenses of the Offering

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee	$2,827
FINRA filing fee	3,999
Legal fees and expenses	157,500
Accounting fees and expenses	42,311
Miscellaneous	20,000
Total	$226,637

All amounts in the table are estimates except the U.S. Securities and Exchange Commission registration fee and the FINRA filing fee. The Company will pay all of the expenses of this offering.

Legal Matters

The validity of the common shares, the common shares issuable upon the exercise of the warrants and pre-funded warrants, if any, and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Bermuda. The validity of the pre-funded warrants, the warrants and certain matters of U.S. federal and New York State law will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP is acting as counsel to the underwriters in this offering as to matters of U.S. federal and New York State law.

Experts

The consolidated financial statements incorporated in this Prospectus by reference from Auris Medical Holding Ltd. (formerly Auris Medical Holding AG)’s Annual Report on Form 20-F for the year ended December 31, 2018 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective adjustments for the effects of the reverse share split described in Note 21 to the consolidated financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The current address of Deloitte AG is General Guisan-Quai 38, 8002 Zurich, Switzerland, phone number + (41) 58 279 60 00.

Enforcement of Judgments

Auris Medical Holding Ltd. is a Bermuda exempted company. As a result, the rights of holders of its common shares will be governed by Bermuda law and its memorandum of continuation and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018;

●	our Reports on Form 6-K furnished on March 18, 2019, April 5, 2019 and April 30, 2019; and

●	the description of our common shares contained in our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at Auris Medical Holding Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda or via telephone at (441) 295-5950.

1,452,282 Common Shares

Pre-Funded Warrants to Purchase Common Shares

Warrants to 726,141 Purchase Common Shares

(Common Shares underlying the Pre-Funded Warrants)

(726,141 Common Shares underlying the Warrants)

PROSPECTUS

A.G.P.

                 , 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers in the form filed as Exhibit 10.23 to this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 7. Recent Sales of Unregistered Securities

On October 10, 2017, we entered into a purchase agreement (the “Prior Purchase Agreement”) and a Registration Rights Agreement (the “Prior Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”). Pursuant to the Prior Purchase Agreement, LPC agreed to subscribe for up to $13,500,000 of our common shares over the 30-month term of the Prior Purchase Agreement. We issued an aggregate of 130,000 common shares to LPC under the Prior Purchase Agreement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

On January 26, 2018, we entered into a purchase agreement with certain investors providing for the issuance and sale by us of 624,999 of our common shares. The common shares were offered pursuant to an effective shelf registration statement on Form F-3, which was initially filed with the Securities and Exchange Commission on September 1, 2015 and declared effective on September 10, 2015 (File No. 333-206710).

In a concurrent private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, we issued to the same investors warrants to purchase up to 374,999 of our common shares in the aggregate. The warrants became exercisable immediately upon their issuance on January 30, 2018, at an exercise price of  $10.00 per common share, and expire on January 30, 2025. Following the consummation of the Merger, the warrants became exercisable for an aggregate of 37,500 of our common shares (assuming we decide to round up fractional common shares to the next whole common share), at an exercise price of  $100.00 per common share

On May 2, 2018, we entered into a purchase agreement (the “LPC Purchase Agreement”) and a Registration Rights Agreement (the “LPC Registration Rights Agreement”) with LPC. Pursuant to the LPC Purchase Agreement, LPC agreed to subscribe for up to $10,000,000 of our common shares over the 30-month term of the LPC Purchase Agreement. We have issued an aggregate of 117,500 common shares to LPC under the LPC Purchase Agreement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8. Exhibits

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement
3.1	Memorandum of Continuance of the registrant (incorporated herein by reference to exhibit 1.2 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2019)
3.2	Bye-laws of the registrant (incorporated herein by reference to exhibit 1.3 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2019)
4.1	Form of Registration Rights Agreement between Auris Medical Holding AG and the shareholders listed therein (incorporated by reference to exhibit 4.1 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on July 21, 2014)
4.2	Warrant Agreement, dated as of March 13, 2018, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 2.2 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
4.3	Registration Rights Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on October 11, 2017)
4.4	Purchase Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on May 2, 2018)
4.5	Registration Rights Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on May 2, 2018)
4.6	Form of Pre-Funded Warrant (incorporated by reference to exhibit 4.6 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-225676) filed with the Commission on July 12, 2018)
4.7	Form of Series A Warrant (incorporated by reference to exhibit 4.7 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-225676) filed with the Commission on July 12, 2018)
4.8	Form of Series B Warrant (incorporated by reference to exhibit 4.8 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-225676) filed with the Commission on July 12, 2018)
4.9	Form of Warrant
4.10	Form of Pre-funded warrant
5.1	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, as to the validity of the common shares of Auris Medical Holding Ltd.
5.2	Opinion of Lowenstein Sandler LLP, U.S. counsel to the Company, as to the validity of the pre-funded warrants and the warrants
10.1#	Collaboration and License Agreement, dated October 21, 2003, between Auris Medical AG and Xigen SA (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.2#	Co-Ownership and Exploitation Agreement, dated September 29, 2003, between Auris Medical AG and INSERM (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.3	Form of Indemnification Agreement (incorporated by reference to exhibit 99.4 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on May 11, 2016)
10.4	Stock Option Plan A (incorporated by reference to exhibit 10.11 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.5	Stock Option Plan C (incorporated by reference to exhibit 10.12 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.6	Equity Incentive Plan, as amended (incorporated by reference to exhibit 99.1 to the Auris Medical Holding Ltd. registration statement on Form S-8 (Registration no. 333-217306) filed with the Commission on April 14, 2017)
10.7	English language translation of Lease Agreement between Auris Medical AG and PSP Management AG (incorporated by reference to exhibit 4.8 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2017)
10.8	Controlled Equity OfferingSM Sales Agreement, dated as of June 1, 2016, between Auris Medical Holding AG and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on June 1, 2016)
10.9	Share Lending Agreement, dated as of June 1, 2016, between Thomas Meyer and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on June 1, 2016)

10.10	Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. rep ort on Form 6-K filed with the Commission on July 19, 2016)
10.11	Consent and Waiver, dated as of March 8, 2018, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.12 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.12	Joinder Agreement dated as of March 13, 2018 to the Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.13 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.13	Share Pledge Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on July 19, 2016)
10.14	Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.4 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on July 19, 2016)
10.15	Bank Account Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.5 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on July 19, 2016)
10.16	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on October 11, 2017)
10.17	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on October 11, 2017)
10.18	Placement Agency Agreement, dated as of January 28, 2018, between Auris Medical Holding AG and Ladenburg Thalmann & Co. Inc. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on January 30, 2018)
10.19	Securities Purchase Agreement, dated as of January 26, 2018 by and among Auris Medical Holding AG and the investors named therein (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on January 30, 2018)
10.20	Agreement and Plan of Merger, dated as of February 9, 2018, by and among Auris Medical Holding AG and Auris Medical NewCo Holding AG (incorporated by reference to exhibit 99.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on February 9, 2018)
10.21	Share Transfer Agreement, dated as of February 9, 2018 by and between Thomas Meyer and Auris Medical Holding AG (incorporated by reference to exhibit 4.22 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.22	Sales Agreement, dated as of November 30, 2018, between Auris Medical Holding AG and A.G.P./Alliance Global Partners (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on November 30, 2018)
10.23	Form of Indemnification Agreement (incorporated by reference to exhibit 10.23 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-229465) filed with the Commission on March 20, 2019)
10.24	Amendment No. 1 to Sales Agreement, dated as of April 5, 2019, between Auris Medical Holding Ltd. and A.G.P./Alliance Global Partners (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on April 5, 2019)
21.1	List of subsidiaries (incorporated by reference to exhibit 21.1 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
23.1	Consent of Deloitte AG
23.2	Consent of Conyers Dill & Pearman Limited, Bermuda counsel to the Company (included in Exhibit 5.1)
23.3	Consent of Lowenstein Sandler LLP, U.S. counsel to the Company (included in Exhibit 5.2)
24.1	Powers of attorney (included on the signature page of the registration statement)

#	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on May 6, 2019.

Auris Medical Holding Ltd.

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 6, 2019 in the capacities indicated:

By:	/s/ Thomas Meyer
Name:	Thomas Meyer
Title:	Chief Executive Officer and Director
(principal executive officer)

By:	*
Name:	Hernan Levett
Title:	Chief Financial Officer (principal financial
officer and principal accounting officer)

By:	*
Name:	Armando Anido
Title:	Director

By:	*
Name:	Mats Blom
Title:	Director

By:	*
Name:	Alain Munoz
Title:	Director

By:	*
Name:	Calvin Roberts
Title:	Director

By:	*
Name:	Richard Arthur
Title:	Assistant Secretary on behalf of
Cogency Global Inc., Authorized
Representative in the United States

* By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Attorney-in-Fact